Exhibit 31.2
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
I, Steven M. Gaven, certify that:
1.I have reviewed this annual report on Form 10-K of Boston Private Financial Holdings, Inc. (the “registrant”); and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ STEVEN M GAVEN
Date: March 15, 2021	Steven M. Gaven
Executive Vice President and Chief Financial Officer